NEWS RELEASE
For Immediate Release
Investor Relations Media	Media
Contact: Paul McDonough	Carmen Duarte
Phone: 952.852.6020	781.332.7268
Email: ir@onebeacon.com	cduarte@onebeacon.com
Website: www.onebeacon.com

ONEBEACON REPORTS $11.13 BOOK VALUE PER SHARE

HAMILTON, Bermuda (October 28, 2013) - OneBeacon Insurance Group, Ltd. (NYSE: OB) today reported book value per share of $11.13, an increase of 3.8% for the third quarter and 10.8% through nine months, including dividends.
Mike Miller, CEO of OneBeacon, said, "We are pleased with our 11% growth in book value per share and 93% combined ratio reported through the first nine months of this year. For the third quarter, strong book value per share growth was primarily driven by good investment results and acceptable underwriting results that were somewhat impacted by a few large property losses in the Specialty Property business. We expect to receive regulatory approval of the runoff sale in the second quarter of 2014.”
For the third quarter of 2013, the company reported comprehensive income of $39 million compared to a comprehensive loss of $64 million for the third quarter of 2012. The increase in comprehensive income was principally driven by the $107 million after-tax loss related to discontinued operations in the prior year period. Third quarter 2013 operating income was $28 million, or $0.29 per share, compared to $19 million, or $0.19 per share for the third quarter of last year. Third quarter comprehensive income and operating income included a $7 million tax benefit from the reduction of a valuation allowance and $4 million of other revenues (pre-tax)

related to the extension of a transition service agreement with Tower Group Companies, the buyer of the company’s personal lines business.
For the nine months ended September 30, 2013, the company reported $105 million of comprehensive income, compared to an $8 million loss for the first nine months of 2012. Operating income was $91 million or $0.97 per share for the first nine months of 2013, compared to $72 million or $0.76 per share through September 30, 2012. Operating income is a non-GAAP financial measure, which is explained later in this release.
As previously announced, OneBeacon has entered into a definitive agreement to sell its runoff business to Armour Group Holdings Limited, subject to regulatory approvals. The company anticipates obtaining regulatory approvals and closing the sale of runoff in the second quarter of 2014.
Insurance Operations: OneBeacon's combined ratio was 96.1% for the third quarter of 2013 compared to 94.8% for the third quarter of 2012, and 92.8% for the nine months ended September 30, 2013 compared to 92.7% for the first nine months of 2012. The combined ratios for the third quarter and first nine months of 2013 reflected higher loss ratios, offset by lower expense ratios. The company reported 1.4 points of unfavorable loss reserve development for the third quarter of 2013 versus 0.8 points of favorable loss reserve development for the third quarter of 2012, and no net development for the first nine months of 2013 compared to 0.9 points of favorable development through the first nine months of 2012.
Net written premiums were $314 million for the third quarter of 2013 and $826 million through nine months, a decrease of 6% and 11% compared to the third quarter and first nine months of 2012, respectively. These variances reflect the company’s exit from the collector car and boat and energy businesses. Excluding the $60 million and $167 million of net written premiums related to the exited businesses from the third quarter and first nine months of 2012, net written premiums increased by 14% and 8% in third quarter and through nine months of 2013, respectively. All of the company’s businesses reported growth in net written premiums, with particularly strong contributions from OneBeacon Government Risks and International Marine Underwriters.
Investment Results: OneBeacon’s third quarter 2013 total return on averaged invested assets was 1.1% compared to 2.0% for the third quarter of 2012. These pre-tax results included net realized and unrealized investment gains of $17 million and net investment income of $10 million, compared to net realized and unrealized investment gains of $40 million and net investment income of $13 million for the third quarter of

2012. The average market value of invested assets was $2.5 billion in the third quarter of 2013 as compared to $2.7 billion in the third quarter of 2012.
Through the first nine months of the year, the total return on invested assets was 2.2% compared to 3.9% through September 30, 2012. These results included net realized and unrealized investment gains of $20 million and net investment income of $31 million, compared to net realized and unrealized investment gains of $58 million and net investment income of $42 million for the first nine months of 2012. The average market value of invested assets was $2.6 billion through the first nine months of 2013 as compared to $2.7 billion through September 30, 2012.

About OneBeacon: OneBeacon Insurance Group, Ltd. is a Bermuda-domiciled holding company that is publicly traded on the New York Stock Exchange under the symbol “OB.” OneBeacon’s underwriting companies offer a range of specialty insurance products sold through independent agencies, regional and national brokers, wholesalers and managing general agencies. Each business is managed by an experienced team of specialty insurance professionals focused on a specific customer group or industry segment, and providing distinct products and tailored coverages and services. OneBeacon’s solutions target ocean and inland marine; entertainment, sports and leisure; group accident; crop; public entities; technology; tuition refund; professional liability; environmental; excess property; programs; and commercial surety. For further information about our products and services visit: www.onebeacon.com and to remain up to date on OneBeacon’s news, follow us on Twitter @OneBeaconIns or visit our online newsroom: www.onebeacon.com/newsroom.

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ONEBEACON INSURANCE GROUP, LTD.
CONSOLIDATED BALANCE SHEETS
($ in millions)
(Unaudited)

	September 30,	December 31,
	2013	2012
Assets
Investment securities:
Fixed maturity investments	$1,626.1	$1,593.3
Short-term investments	162.0	232.8
Common equity securities	327.5	259.0
Convertible fixed maturity investments	31.9	62.6
Other investments	146.2	143.8
Total investment securities	2,293.7	2,291.5
Cash	173.8	43.9
Reinsurance recoverables	86.1	110.6
Premiums receivable	255.9	225.6
Deferred acquisition costs	107.7	123.9
Net deferred tax asset	127.2	137.8
Investment income accrued	10.6	12.1
Accounts receivable on unsettled investment sales	9.4	2.1
Other assets	203.5	227.2
Assets held for sale (1)	1,957.2	2,226.8
Total assets	$5,225.1	$5,401.5

Liabilities
Loss and loss adjustment expense reserves	$1,052.9	$1,000.0
Unearned premiums	552.7	573.8
Debt	274.7	274.7
Accounts payable on unsettled investment purchases	5.9	6.2
Other liabilities	316.7	302.7
Liabilities held for sale (1)	1,957.2	2,226.8
Total liabilities	4,160.1	4,384.2

OneBeacon's common shareholders' equity and noncontrolling interests
OneBeacon's common shareholders' equity:
Common shares and paid-in surplus	1,021.7	1,019.1
Retained earnings	53.7	9.2
Accumulated other comprehensive loss, after tax	(13.3)	(13.8)
Total OneBeacon's common shareholders' equity	1,062.1	1,014.5

Total noncontrolling interests	2.9	2.8
Total OneBeacon's common shareholders' equity and noncontrolling interests	1,065.0	1,017.3
Total liabilities, OneBeacon's common shareholders' equity and noncontrolling interests	$5,225.1	$5,401.5

(1)	Assets and liabilities being sold as part of the Runoff Transaction are presented separately in the September 30, 2013 and December 31, 2012 consolidated balance sheets.

ONEBEACON INSURANCE GROUP, LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(in millions, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012 (1)	2013	2012 (1)
Revenues
Earned premiums	$278.9	$293.9	$846.2	$846.0
Net investment income	10.1	12.8	30.9	41.5
Net realized and change in unrealized investment gains	17.0	40.0	19.9	57.9
Net other revenues (expenses)	5.5	(0.4)	30.1	(0.1)
Total revenues	311.5	346.3	927.1	945.3
Expenses
Loss and loss adjustment expenses	167.8	164.7	473.7	452.5
Policy acquisition expenses	53.6	66.6	160.9	185.6
Other underwriting expenses	46.8	47.4	150.7	146.2
General and administrative expenses	4.1	4.4	11.0	9.7
Interest expense	3.3	4.0	9.8	12.1
Total expenses	275.6	287.1	806.1	806.1
Pre-tax income from continuing operations	35.9	59.2	121.0	139.2
Income tax benefit (expense)	2.9	(14.2)	(15.9)	(28.1)
Net income from continuing operations	38.8	45.0	105.1	111.1
Net income (loss) from discontinued operations, net of tax (2)	0.3	(15.8)	0.3	(24.8)
Loss from sale of discontinued operations, net of tax	—	(91.0)	—	(91.0)
Net income including noncontrolling interests	39.1	(61.8)	105.4	(4.7)
Less: Net income attributable to noncontrolling interests	—	(0.4)	(0.8)	(1.2)
Net income (loss) attributable to OneBeacon's common shareholders	39.1	(62.2)	104.6	(5.9)
Change in other comprehensive income and loss items	0.2	(2.0)	0.5	(1.7)
Comprehensive income (loss) attributable to OneBeacon's common shareholders	$39.3	$(64.2)	$105.1	$(7.6)
Earnings per share attributable to OneBeacon's common shareholders—basic and diluted (3)
Net income from continuing operations per share	$0.41	$0.47	$1.09	$1.15
Net loss from discontinued operations, net of tax, per share	—	(0.17)	—	(0.27)
Loss from sale of discontinued operations, net of tax, per share	—	(0.95)	—	(0.95)
Net income (loss) attributable to OneBeacon's common shareholders per share	$0.41	$(0.65)	$1.09	$(0.07)

Weighted average number of common shares outstanding (3)	94.5	94.5	94.5	94.5

(1)	Certain amounts in the prior period financial statements have been reclassified to conform to the current presentation.

(2)
Results for the Runoff Business are reported as discontinued operations for all periods presented. Results of AutoOne are reported as discontinued operations for the three and nine months ended September 30, 2012. The AutoOne transaction closed in February 2012.

(3)	Earnings per share and related weighted average number of common shares outstanding include the impact of unvested restricted shares.

ONEBEACON INSURANCE GROUP, LTD.
SEGMENT STATEMENTS OF OPERATIONS
($ in millions)
(Unaudited)

For the Three Months Ended September 30, 2013
	Specialty Products (1)	Specialty Industries (2)	Investing, Financing and Corporate	Total
Earned premiums	$132.2	$146.7	$—	$278.9
Loss and loss adjustment expenses	(84.2)	(83.6)	—	(167.8)
Policy acquisition expenses	(27.4)	(26.2)	—	(53.6)
Other underwriting expenses	(21.2)	(25.6)	—	(46.8)
Underwriting (loss) income	(0.6)	11.3	—	10.7
Net investment income	—	—	10.1	10.1
Net realized and change in unrealized investment gains	—	—	17.0	17.0
Net other revenues	—	0.6	4.9	5.5
General and administrative expenses	—	(1.1)	(3.0)	(4.1)
Interest expense	—	—	(3.3)	(3.3)
Pre-tax (loss) income	$(0.6)	$10.8	$25.7	$35.9

For the Three Months Ended September 30, 2012
	Specialty Products (1)	Specialty Industries (2)	Investing, Financing and Corporate	Total
Earned premiums	$157.4	$136.5	$—	$293.9
Loss and loss adjustment expenses	(90.4)	(74.3)	—	(164.7)
Policy acquisition expenses	(40.3)	(26.3)	—	(66.6)
Other underwriting expenses	(21.9)	(25.5)	—	(47.4)
Underwriting income	4.8	10.4	—	15.2
Net investment income	—	—	12.8	12.8
Net realized and change in unrealized investment gains	—	—	40.0	40.0
Net other revenues (expenses)	0.1	(1.1)	0.6	(0.4)
General and administrative expenses	—	(0.6)	(3.8)	(4.4)
Interest expense	—	—	(4.0)	(4.0)
Pre-tax income	$4.9	$8.7	$45.6	$59.2

(1)
Specialty Products includes the results of A.W.G. Dewar, OneBeacon Professional Insurance, OneBeacon Specialty Property, OneBeacon Environmental, OneBeacon Surety Group, OneBeacon Program Group, OneBeacon Crop Insurance, and Collector Cars and Boats, which was sold on January 1, 2013.

(2)
Specialty Industries includes the results of OneBeacon Entertainment, International Marine Underwriters, OneBeacon Technology Insurance, OneBeacon Accident Group, OneBeacon Government Risks, and OneBeacon Energy Group, which is no longer an active underwriting operating segment.

For the Nine Months Ended September 30, 2013
	Specialty Products (1)	Specialty Industries (2)	Investing, Financing and Corporate	Total
Earned premiums	$426.9	$419.3	$—	$846.2
Loss and loss adjustment expenses	(240.6)	(233.1)	—	(473.7)
Policy acquisition expenses	(84.3)	(76.6)	—	(160.9)
Other underwriting expenses	(72.5)	(78.2)	—	(150.7)
Underwriting income	29.5	31.4	—	60.9
Net investment income	—	—	30.9	30.9
Net realized and change in unrealized investment gains	—	—	19.9	19.9
Net other revenues	0.3	0.9	28.9	30.1
General and administrative expenses	(0.1)	(2.3)	(8.6)	(11.0)
Interest expense	—	—	(9.8)	(9.8)
Pre-tax income	$29.7	$30.0	$61.3	$121.0

For the Nine Months Ended September 30, 2012
	Specialty Products (1)	Specialty Industries (2)	Investing, Financing and Corporate	Total
Earned premiums	$449.2	$396.8	$—	$846.0
Loss and loss adjustment expenses	(245.7)	(206.8)	—	(452.5)
Policy acquisition expenses	(111.6)	(74.0)	—	(185.6)
Other underwriting expenses	(67.7)	(78.5)	—	(146.2)
Underwriting income	24.2	37.5	—	61.7
Net investment income	—	—	41.5	41.5
Net realized and change in unrealized investment gains	—	—	57.9	57.9
Net other revenues (expenses)	0.4	(1.0)	0.5	(0.1)
General and administrative expenses	—	(1.4)	(8.3)	(9.7)
Interest expense	—	—	(12.1)	(12.1)
Pre-tax income	$24.6	$35.1	$79.5	$139.2

ONEBEACON INSURANCE GROUP, LTD.
SUMMARY OF RATIOS AND PREMIUMS
($ in millions)
(Unaudited)

Three Months Ended September 30, 2013
	Specialty Products	Specialty Industries	Consolidated Insurance (1)
Net written premiums	$172.0	$142.1	$314.1
Earned premiums	$132.2	$146.7	$278.9

Underwriting ratios
Loss and loss adjustment expense ratio	63.7%	56.9%	60.1%
Expense ratio	36.7%	35.4%	36.0%
Combined ratio	100.4%	92.3%	96.1%

Three Months Ended September 30, 2012
	Specialty Products	Specialty Industries	Consolidated Insurance (1)
Net written premiums	$203.9	$131.3	$335.2
Earned premiums	$157.4	$136.5	$293.9

Underwriting ratios
Loss and loss adjustment expense ratio	57.4%	54.4%	56.0%
Expense ratio	39.5%	37.9%	38.8%
Combined ratio	96.9%	92.3%	94.8%

Nine Months Ended September 30, 2013
	Specialty Products	Specialty Industries	Consolidated Insurance (1)
Net written premiums	$393.3	$432.8	$826.1
Earned premiums	$426.9	$419.3	$846.2

Underwriting ratios
Loss and loss adjustment expense ratio	56.4%	55.6%	56.0%
Expense ratio	36.7%	36.9%	36.8%
Combined ratio	93.1%	92.5%	92.8%

Nine Months Ended September 30, 2012
	Specialty Products	Specialty Industries	Consolidated Insurance (1)
Net written premiums	$510.3	$420.1	$930.4
Earned premiums	$449.2	$396.8	$846.0

Underwriting ratios
Loss and loss adjustment expense ratio	54.7%	52.1%	53.5%
Expense ratio	39.9%	38.4%	39.2%
Combined ratio	94.6%	90.5%	92.7%

(1)
Results for AutoOne and Runoff Business are reported as discontinued operations in a single financial statement caption outside of underwriting income for all periods presented. The AutoOne transaction closed in February 2012.

ONEBEACON INSURANCE GROUP, LTD.
BOOK VALUE PER SHARE
(in millions, except per share amounts)
(Unaudited)

	September 30,	June 30,	December 31,	September 30,
	2013	2013	2012	2012
Numerator
OneBeacon's common shareholders' equity	$1,062.1	$1,042.1	$1,014.5	$1,048.4

Denominator
Common shares outstanding	95.4	95.4	95.4	95.4

Book value per share	$11.13	$10.92	$10.63	$10.99

Change in book value per share, including dividends, in the quarter	3.8%

Change in book value per share, including dividends, in the last twelve months on an IRR basis(1)	9.2%

(1)	IRR calculated based on beginning book value per share, dividends paid, and ending book value per share. Includes dividends of $0.84 per share (a quarterly dividend of $0.21 per share).

ONEBEACON INSURANCE GROUP, LTD.
COMPREHENSIVE INCOME (LOSS), NET INCOME (LOSS), AND OPERATING INCOME FROM CONTINUING OPERATIONS
(in millions, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,		Twelve Months Ended September 30,
	2013	2012	2013	2012	2013
Comprehensive income (loss) attributable to OneBeacon's common shareholders	$39.3	$(64.2)	$105.1	$(7.6)	$90.6

Net income (loss) attributable to OneBeacon's common shareholders	$39.1	$(62.2)	$104.6	$(5.9)	$91.3

Weighted average number of common shares outstanding (1)	94.5	94.5	94.5	94.5	94.5

Net income (loss) attributable to OneBeacon's common shareholders per share	$0.41	$(0.65)	$1.09	$(0.07)	$0.95

Net income (loss) attributable to OneBeacon's common shareholders	$39.1	$(62.2)	$104.6	$(5.9)	$91.3
Less:
Net realized and change in unrealized investment gains	(17.0)	(40.0)	(19.9)	(57.9)	(17.7)
Tax effect on net realized and change in unrealized investment gains	6.0	14.0	7.0	20.3	6.2
(Income) loss from discontinued operations, net of tax	(0.3)	15.8	(0.3)	24.8	(0.8)
Loss from sale of discontinued operations, net of tax	—	91.0	—	91.0	—
Operating income (2)	$27.8	$18.6	$91.4	$72.3	$79.0

Weighted average number of common shares outstanding (1)	94.5	94.5	94.5	94.5	94.5

Operating income per share (2)	$0.29	$0.19	$0.97	$0.76	$0.84

(1)	Operating income per share and related weighted average number of common shares outstanding include the impact of unvested restricted shares.

(2)	Represent non-GAAP financial measures. See discussion of Non-GAAP financial measures on page 13.

ONEBEACON INSURANCE GROUP, LTD.
COMPREHENSIVE AND OPERATING RETURNS FROM CONTINUING OPERATIONS ON AVERAGE EQUITY
($ in millions)
(Unaudited)

				Twelve Months Ended September 30, 2013
Numerator:
[A]	Comprehensive income attributable to OneBeacon’s common shareholders			$90.6

[B]	Operating income (1)			$79.0
		As of September 30, 2013	As of September 30, 2012	Average
Denominator:
[C]	OneBeacon’s common shareholders’ equity	$1,062.1	$1,048.4	$1,055.3
	Less:
	Net unrealized gains and net foreign currency gains and losses on investments (2)	(113.3)	(130.7)
	Tax effect on net unrealized gains and net foreign currency gains and losses on investments	39.7	45.7
	Accumulated other comprehensive loss, after tax	13.3	12.6
[D]	Adjusted OneBeacon's common shareholders' equity excluding net unrealized investment gains, after tax, and accumulated other comprehensive loss (1)	$1,001.8	$976.0	$988.9
Returns:
	Comprehensive return on average OneBeacon's common shareholders' equity [ A / C ]			8.6%

	Operating return on average adjusted OneBeacon's common shareholders' equity excluding net unrealized investment gains, after tax, and accumulated other comprehensive loss [ B / D ]			8.0%

(1)	Represent non-GAAP financial measures. See discussion of Non-GAAP financial measures on page 13.

(2)
Net unrealized gains and net foreign currency gains and losses on investments as of September 30, 2013 and 2012 include net unrealized gains on investments held as well as deferred gains and losses relating to sales of investments to entities under common control.

Discussion of Non-GAAP Financial Measures
This earnings release includes non-GAAP financial measures that have been reconciled to their most comparable GAAP financial measures.  OneBeacon believes these measures to be useful supplements to the comparable GAAP measures in evaluating OneBeacon's financial performance.

Operating income is a non-GAAP financial measure that excludes net realized and change in unrealized investment gains, income (loss) from discontinued operations, loss from sale of discontinued operations, and the related tax effects, from net income (loss) attributable to OneBeacon's common shareholders. OneBeacon believes that this non-GAAP financial measure provides a useful alternative picture of the underlying operating activities of the company to the GAAP measure of net income (loss) attributable to OneBeacon's common shareholders, as it removes variability in the timing of realized and change in unrealized investment gains which may be heavily influenced by investment market conditions and also removes the impact related to discontinued operations. Although key to the company's overall financial performance, OneBeacon believes that net realized and change in unrealized investment gains are largely independent of the underwriting decision-making process. Management also believes that the impact of operations that have been discontinued are not relevant to evaluating financial performance on a comparative basis. The reconciliation of net income (loss) attributable to OneBeacon's common shareholders to operating income is included on page 11.

Operating income per share is calculated by dividing operating income (a non-GAAP financial measure described above) by the weighted average number of common shares outstanding. Management believes that operating income per share is a useful alternative picture of the underlying operating activities of the company as it removes variability in the timing of investment gains and losses which may be heavily influenced by investment market conditions. Management also believes that the impact of operations that have been discontinued are not relevant to evaluating financial performance on a comparative basis. Net income (loss) attributable to OneBeacon's common shareholders per share is the most directly comparable GAAP measure. As described above, the reconciliation of net income (loss) attributable to OneBeacon's common shareholders to operating income is included on page 11. The calculation of operating income per share is also included on page 11.

Adjusted OneBeacon's common shareholders' equity excluding net unrealized investment gains, after-tax, and accumulated other comprehensive income/loss (AOCI/L), the average of which is used in calculating operating returns, is derived by excluding net unrealized gains and net foreign currency gains and losses on investments, after tax, and AOCI/L, after tax, from OneBeacon's common shareholders' equity. For the reasons described above, OneBeacon believes that it is appropriate to remove the variability in net unrealized gains and net foreign currency gains and losses on investments and other comprehensive income and loss items when analyzing certain performance measures. The reconciliation of OneBeacon's common shareholders' equity, the most closely comparable GAAP measure, to adjusted OneBeacon's common shareholders' equity excluding net unrealized investment gains, after tax, and AOCI/L, after tax, is included on page 12.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This press release may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included or referenced in this release which address activities, events or developments which we expect or anticipate will or may occur in the future are forward-looking statements. The words "will," "believe," "intend," "expect," "anticipate," "project," "estimate," "predict" and similar expressions are also intended to identify forward-looking statements. These forward-looking statements include, among others, statements with respect to OneBeacon's:

•change in book value per share or return on equity;
•business strategy;
•financial and operating targets or plans;

•	incurred loss and loss adjustment expenses and the adequacy of its loss and loss adjustment expense reserves and related reinsurance;

•	projections of revenues, income (or loss), earnings (or loss) per share, dividends, market share or other financial forecasts;
•expansion and growth of our business and operations; and
•future capital expenditures.

These statements are based on certain assumptions and analyses made by OneBeacon in light of its experience and perception of historical trends, current conditions and expected future developments, as well as other factors believed to be appropriate in the circumstances. However, whether actual results and developments will conform to our expectations and predictions is subject to a number of risks and uncertainties that could cause actual results to differ materially from expectations, including:

•	claims arising from catastrophic events, such as hurricanes, windstorms, earthquakes, floods, or terrorist attacks;

•	recorded loss and loss adjustment expense reserves subsequently proving to have been inadequate;

•	the continued availability and cost of reinsurance coverage;

•	the continued availability of capital and financing;

•	general economic, market or business conditions;

•	business opportunities (or lack thereof) that may be presented to it and pursued;

•	competitive forces, including the conduct of other property and casualty insurers and agents;

•	changes in domestic or foreign laws or regulations, or their interpretation, applicable to OneBeacon, its competitors, its agents or its customers;

•	an economic downturn or other economic conditions adversely affecting its financial position including stock market volatility;

•	actions taken by ratings agencies from time to time, such as financial strength or credit ratings downgrades or placing ratings on negative watch;

•
the risks that are described from time to time in OneBeacon's filings with the Securities and Exchange Commission, including but not limited to OneBeacon's Annual Report on the Form 10-K for the fiscal year ended December 31, 2012 filed February 28, 2013.

Consequently, all of the forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by OneBeacon will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, OneBeacon or its business or operations. OneBeacon assumes no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events or otherwise.